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                                                                     Exhibit 28C


                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                       First USA Bank, National Association

                           FIRST CHICAGO MASTER TRUST II
                                   Series 1995-M
                                September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-M Supplement dated as of April 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to
         Class A Certificateholders on the Payment
         Date per $1,000 interest.                                       $3.557

     2.  The amount of the distribution set forth
         in paragraph 1 above in respect of principal
         on the Class A Certificates, per $1,000
         interest                                                        $0.000

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest
         on the Class A Certificates, per $1,000 interest                $3.557

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.  The aggregate amount of Collections of
         Receivables processed for the Due Period
         with respect to the current Distribution
         Date which were allocated in respect of
         the Investor Certificates of all Series              $2,379,508,782.58

     b.  The aggregate amount of Collections of
         Receivables processed for the Due Period
         with respect to the current Distribution
         Date which were allocated in respect
         of the Series 1995-M Certificates                      $197,417,039.83

     c.  The aggregate amount of Collections of
         Receivables processed for the Due Period
         with respect to the current Distribution
         Date which were allocated in respect of
         the Class A Certificates                               $172,739,909.69

     d.  The amount of Collections of Receivables
         processed for the Due Period with respect
         to the current Distribution Date which were
         allocated in respect of the Class A
         Certificates, per $1,000 interest                             $345.480

     e.  The amount of Excess Spread for the Due
         Period with respect to the current
         Distribution Date                                        $5,590,373.24

     f.  The amount of Reallocated Principal
         Collections for the Due Period with
         respect to the current Distribution
         Date allocated in respect of the
         Class A Certificates                                             $0.00

     g.  The amount of Excess Finance Charge
         Collections allocated in respect of
         the Series 1995-M Certificates, if any                           $0.00
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                                                                   Series 1995-M


     h.  The amount of Excess Principal Collections
         allocated in respect of the
         Series 1995-M Certificates, if any                               $0.00

     2.  Receivables in Trust
         --------------------

     a.  Aggregate Principal Receivables for the
         Due Period with respect to the current
         Distribution Date (which reflects the
         Principal Receivables represented by the
         Exchangeable Seller's Certificate and by the
         Investor Certificates of all Series)                $13,910,900,457.26

     b.  The amount of Principal Receivables in
         the Trust represented by the Series 1995-M
         Certificates (the "Invested Amount") for
         the Due Period with respect to the current
         Distribution Date                                      $571,428,572.00

     c.  The amount of Principal Receivables in the
         Trust represented by the Class A Certificates
         (the "Class A Invested Amount") for the Due Period
         with respect to the current Distribution Date          $500,000,000.00


     d.  The Invested Percentage with respect to
         Finance Charge Receivables (including
         Interchange) and Defaulted Receivables
         for the Series 1995-M Certificates for
         the Due Period with respect to the current
         Distribution Date                                                4.108%

     e.  The Invested Percentage with respect to
         Principal Receivables for the Series 1995-M
         Certificates for the Due Period with
         respect to the current Distribution Date                         4.108%

     f.  The Class A Floating Percentage for the
         Due Period with respect to the current Distribution
         Date                                                            87.500%

     g.  The Class A Principal Percentage for the
         Due Period with respect to the current
         Distribution Date                                               87.500%

     h.  The Collateral Floating Percentage for
         the Due Period with respect to the current
         Distribution Date                                               12.500%

     i.  The Collateral Principal Percentage for the
         Due Period with respect to the current
         Distribution Date                                               12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances
         in the Accounts which were 30 or more days
         delinquent as of the end of the Due Period
         for the current Distribution Date                      $542,588,250.84

     4.  Investor Default Amount
     ---------------------------

     a.  The aggregate amount of all Defaulted
         Receivables written off as uncollectible during the Due Period with respect to the current
         Distribution Date allocable to the Series
         1995-M Certificates (the "Investor
         Default Amount")

         1.  Investor Default Amount                              $3,038,538.80
         2.  Recoveries                                             $147,968.59
         3.  Net Default Receivables                              $2,890,570.21
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                                                                   Series 1995-M

     b.  The Class A Investor Default Amount

         1.  Investor Default Amount                              $2,658,721.45
         2.  Recoveries                                             $129,472.52
         3.  Net Default Receivables                              $2,529,248.93

     c.  The Collateral Investor Default Amount

         1.  Investor Default Amount                                $379,817.35
         2.  Recoveries                                              $18,496.07
         3.  Net Default Receivables                                $361,321.28

     5.  Investor Charge-offs.
     -------------------------

     a.  The amount of the Class A Investor
         Charge-Offs per $1,000 interest after
         reimbursement of any such Class A Investor
         Charge-Offs for the Due Period with respect
         to the current Distribution Date                                 $0.00

     b.  The amount attributable to Class A Investor
         Charge-Offs, if any, by which the principal
         balance of the Class A Certificates exceeds the
         Class A Invested Amount as of the end of the
         day on the Record Date with respect to the
         current Distribution Date                                        $0.00

     c.  The amount of the Collateral Charge-Offs,
         if any, for the Due Period with respect to
         the current Distribution Date                                    $0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee
         payable from available funds by the Trust
         to the Servicer with respect to the current
         Distribution Date                                          $119,047.62

     b.  The amount of the Interchange Monthly Servicing
         Fee payable to the Servicer with respect to
         the current Distribution Date                              $595,238.10

     7.  Available Cash Collateral Amount
     ------------------------------------

     a.  The amount, if any, withdrawn from the Cash
         Collateral Account for the current Distribution
         Date (the "Withdrawal Amount")                                   $0.00

     b.  The amount available to be withdrawn from
         the Cash Collateral Account as of the end
         of the day on the current Distribution Date,
         after giving effect to all withdrawals,
         deposits and payments to be made on such
         Distribution Date (the "Available Cash
         Collateral Amount" for the next
         Distribution Date)                                       $5,714,286.00

     c.  The amount as computed in 7.b as a percentage
         of the Class A Invested Amount after giving
         effect to all reductions thereof on the current
         Distribution Date                                                1.143%

     8.  Collateral Invested Amount
     ---------------------------------

     a.  The Collateral Invested Amount for the
         current Distribution Date                               $71,428,572.00

     b.  The Collateral Invested Amount after giving
         effect to all withdrawals, deposits, and
         payments on the current Distribution Date               $71,428,572.00
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                                                                   Series 1995-M

     9.  Total Enhancement
     ---------------------

     a.  The total Enhancement for the current
         Distribution Date                                       $77,142,858.00

     b.  The total Enhancement after giving effect
         to all withdrawals, deposits and payments
         on the current Distribution Date                        $77,142,858.00

C.  The Pool Factor
-------------------

    The Pool Factor (which represents the
    ratio of the Class A Invested Amount on
    the last day of the month ending on the
    Record Date adjusted for Class A Investor
    Charge-Offs set forth in B.5.a above and
    for the distributions of principal set
    forth in A.2 above to the Class A Initial
    Invested Amount). The amount of a Class A
    Certificateholder's pro rata share of the
    Class A Invested Amount can be determined by
    multiplying the original denomination of
    the holder's Class A Certificate by the
    Pool Factor                                                    100.00000000%

D.  Deficit Controlled Amortization Amount
-----------------------------------------

     1.  The Deficit Controlled Amortization
         Amount for the preceding Due Period                              $0.00
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CERTIFICATECARDHOLDER'S PAYMENT DATE STATEMENT.
Signature Page


                                          First USA Bank, National Association
                                           as Sevicer.


                                         By:        /s/ Tracie Klein
                                             ----------------------------------
                                                    TRACIE KLEIN
                                         Title:     FIRST VICE PRESIDENT